
SCHEDULE A   (Dollars in Thousands, except per share data and ratios)
                           For the Years Ended    Ten Months                                       For the Nine Months
ECOGEN, INC.                   December 31,     Ended Oct 31  --For the Years Ended October 31--     Ended July 31,     Sep 21
                            1992        1993        1994        1995        1996        1997       1997     1998          1998
                         ------------------------------------------------------------------------  ------------------  -------
SELECTED BALANCE SHEET ITEMS                                                                          (Unaudited)


Accounts Receivable                                                 $733      $1,784      $1,770             $1,790
Inventory                                                          6,345       6,854       8,357              6,628
Current Assets                                                     9,000      18,743      13,071             13,404
Current Liabilities                                                4,121       6,273       6,001              5,241
Working Capital                                                    4,879      12,469       7,070              8,162
Short Term Debt                                                        0           0           0                  0
Current Maturities LTD                                                 0           0           0                  0
L T Debt and Preferred St          0           0           0         620       1,297       3,916              3,735
Com Stckhldrs' Equity         18,465       9,496       9,651       5,507      14,403       4,870              5,109
Total Capitalization          18,465       9,496       9,651       6,127      15,700       8,786              8,844
Total Assets                  23,356      21,277      19,471      12,371      23,861      17,558             16,862

SELECTED INCOME STATEMENT ITEMS

Sales                          3,519       7,151       8,550       9,135       8,600       8,783  7,684       6,674
Cost of Goods Sold             3,227       5,637       5,891       5,508       5,699       6,292  5,106       5,417
Gross Profit                     292       1,514       2,659       3,628       2,901       2,491  2,579       1,257
Other Income                   5,438      12,501      11,283       2,863       7,940       3,170  2,426       5,398
Interest Expense                                           8           8         115         142    107         290
Deprec and Amor Exp                                      423         614         404       1,355    306         580
Sell, Gen & Admin Exp          8,757       9,821       9,249      10,672       8,547       8,661  6,491       5,251
Other Operating Expenses      12,694      12,446       9,278      19,135       4,922       6,668  3,770       2,721
Other Expenses                                             0           0           0           0    210           0
Pre-Tax Income                                        (4,593)    (23,324)     (2,743)     (9,810)(5,574)     (1,609)
Taxes                                                      0           0           0           0      0           0
N I From Continuing Ops      (21,366)    (11,858)     (4,593)    (23,324)     (2,743)     (9,810)(5,574)     (1,609)
Dis Ops  Extrao                    0           0           0           0           0           0      0           0
Net Income                   (21,366)    (11,858)     (4,593)    (23,324)     (2,743)     (9,810)(5,574)     (1,609)
Preferred Stock dividends          0           0           0           0         120           0      0           0
N I from ContOps ava for Com (21,366)    (11,858)     (4,593)    (23,324)     (2,863)     (9,810)(5,574)     (1,609)
N I avail for Com Sh         (21,366)    (11,858)     (4,593)    (23,324)     (2,863)     (9,810)(5,574)     (1,609)
EBITDA                                                (4,161)    (22,702)     (2,224)     (8,313)(5,161)       (738)

SELECTED LIQUIDITY, COVERAGE, & LEVERAGE RATIOS

Current ratio                                                       2.18        2.99        2.18               2.56
Collection period (days)                                           29.29       53.41       73.83        *     83.59 *
Inventory turnover                                                  0.87        0.86        0.83        *      0.88 *
Sales/Assets (Avg)              0.15        0.32        0.42        0.57        0.47        0.42        *      0.45 *
EBIT/Interest+Pref Div                               -560.59    -2914.55      -11.17      -68.08        *    -16.96 *
EBIT/CMLTD+Interest+Pref Div                                    -2837.80       -9.45      -58.54        *    -11.95 *
Equity/Assets (Avg)             0.79        0.63        0.47        0.48        0.55        0.47               0.29
Equity/Ttl Capitalization (Avg) 1.00        1.00        1.00        0.96        0.91        0.79               0.57

SELECTED PROFITABILITY RATIOS

N I Cont Ops Avail com/Sales -607.16%    -165.82%     -53.72%    -255.32%     -33.29%    -111.69%        *    -75.20%*
N I Cont Ops Avail com/Equity-115.71%     -84.82%     -47.97%    -307.75%     -28.76%    -101.80%        *   -117.14%*
N I Cont Ops Avail com/AvAss  -91.48%     -53.14%     -22.54%    -146.50%     -15.81%     -47.37%        *    -33.96%*
Gross Profit/Sales              8.30%      21.17%      31.10%      39.71%      33.73%      28.36%  33.56%      18.83%
Operating expense/Sales       609.58%     311.38%     216.69%     326.29%     156.62%     174.53%  33.54%     119.46%
Taxes/Pretax income                                     0.00%       0.00%       0.00%       0.00%   0.00%       0.00%

SELECTED EARNING AND PRICING RATIOS

LTM EPS from Cont Ops         ($6.30)     ($3.39)     ($1.24)     ($4.34)     ($0.40)     ($1.23)             ($0.73) ($0.73)**
Wtd Aver EPS Cont Ops                                                                      $0.00                       $0.00 ***
Forecasted Next Yr EPS(10/99)                                                                                         ($0.40)
Fully diluted EPS as report   ($6.30)     ($3.39)     ($1.24)     ($4.34)     ($0.40)     ($1.23) ($0.70)     ($0.20)
Dividend per share             $0.00       $0.00       $0.00       $0.00       $0.00       $0.00   $0.00       $0.00   $0.00 ****
Dividend yield                                                                 0.00%                                    0.00%
Percentage payout               0.00%       0.00%       0.00%       0.00%       0.00%       0.00%   0.00%       0.00%   0.00%
LTM Sales per share            $1.04       $2.05       $2.30       $1.70       $1.20       $1.10               $0.97   $0.97 **
LTM EBITDA per share                                  ($1.12)     ($4.23)     ($0.31)     ($1.04)             ($0.48) ($0.48)**
Book value per share                                               $0.81       $1.83       $0.61               $0.60   $0.60 **
Price / Share                                                                              $2.75                       $1.25
Invested Capital / Share                                                                   $3.24                       $1.71
Price / Share - LTM EPS Cont Ops                                                           nmf                         nmf
Price / Share - Wtd Aver EPS CoOp                                                          nmf                         nmf
Price / Share - Forecasted EPS                                                                                         nmf
Price / Share - Book Value /Sh                                                              4.52 x                      2.07 x
Price / Share - Sales per sh LTM                                                            2.49 x                      1.29 x
Price / Share - EBITDA / Sh LTM                                                            nmf                         nmf
Inv Cap / Sh - Sales per sh LTM                                                             2.94 x                      1.77 x
Inv Cap / Sh - EBITDA per sh LTM                                                           nmf                         nmf
End of Period Shares Outstanding                               5,942,386   7,801,523   8,001,680               8,142,573
Wtd Aver Shares Outstand   3,385,000   3,495,000   3,715,000   5,373,000   7,178,000   7,958,000  7,9934,000   8,041,000

SELECTED GROWTH RATE CALCULATIONS

CAGR in Assets 12345 Yrs                   -8.90%      -8.69%     -19.09%       0.54%      -5.55%
CAGR in Sales 12345 Yrs                   103.21%      55.87%      37.44%      25.03%      20.07%
CAGR in FD EPS ConOps 12345yrs               nmf         nmf         nmf         nmf         nmf
EPS Con Ops 5 yr aver                                                            ($2.12)
EPS Con Ops 5 yr std dev                                                                         $1.49
CAGR in FD EPS 12345 yrs                     nmf         nmf         nmf         nmf         nmf
EPS (5 Year Average)                                                                      ($2.12)
EPS (5 Year Standard Deviation)                                                            $1.49




                                   EPS Cont. Ops. - Earnings per share before discontinued
                                       operations and/or extraordinary and nonrecurring items
                                   nmf - Not meaningful
                                   n/a - Not available
                                   * Annualized
                                   ** As of 7/31/98
                                   *** As of 10/31/97
                                   **** Indicated dividend rate




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